UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2013

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Kenneth S. Korotkin entered into an indemnification agreement dated as of September 23, 2013.  The indemnification agreement entered into between the Registrant and Mr. Korotkin is the Registrant’s standard form of indemnification agreement, a copy of which was filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 20, 2013.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.  The disclosure contained in Item 5.02 below is incorporated by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2013, the Registrant appointed Kenneth S. Korotkin as the Registrant’s Vice President, Corporate Controller and Chief Accounting Officer.  Effective also as of this date, the Registrant’s previous Chief Accounting Officer, Timothy M. MacPhee, is transitioning his chief accounting officer responsibilities to Mr. Korotkin but will continue to serve the Registrant in the roles of Vice President — Investor Relations and Treasurer.

Mr. Korotkin, age 46, served as the Global Controller for the retail branding and information solutions division of Avery Dennison Corporation, a global provider of labeling and packaging materials and solutions, from April 2010 to September 2013.   From 2007 to 2009, Mr. Korotkin served as the Regional Controller of the metals recycling business of Schnitzer Steel Industries, Inc., a global leader in the metals recycling industry and a manufacturer of finished steel products.  Mr. Korotkin also served in financial management roles of progressive responsibility with General Electric Company and KPMG.  Mr. Korotkin holds a Master of Science in Accountancy degree from Bentley University and a Bachelor of Science in Marketing degree from Northeastern University and is a certified public accountant.

Mr. Korotkin’s initial annual base salary will be $235,000.  Mr. Korotkin will also receive a $40,000 cash signing bonus.  In the event Mr. Korotkin’s employment with the Registrant is terminated within 12 months from his date of hire for any reason except a Registrant-initiated termination due to a reorganization or lack of work, Mr. Korotkin will be required to reimburse the Registrant for the full amount of his signing bonus. Mr. Korotkin will participate in the Registrant’s Executive Incentive Bonus Plan, with a target bonus percentage equal to 40% of his base salary on a prorated basis for 2013.  In connection with his hiring, Mr. Korotkin will be granted during the fiscal fourth quarter an incentive stock option for the purchase of shares of the Registrant’s Class A common stock and an award of shares of restricted stock under the Registrant’s 2004 Stock Incentive Plan.  The number of shares subject to such option and restricted stock award shall have an aggregate market value of $110,000 at the time of grant.  Mr. Korotkin will also be eligible to participate in the Registrant’s Management Stock Purchase Plan beginning in 2013 and will receive a $833 monthly car allowance.  Mr. Korotkin will also be eligible to participate in the Registrant’s customary employee benefit plans, including its medical insurance plans, life insurance plan and retirement savings plan.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2013	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel